SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): April 19, 2012

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On April 19, 2012, Wausau Paper Corp. held its Annual Meeting of Shareholders.  The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended:

1.

The three nominees proposed by the Board of Directors as Class I directors for a three-year term expiring at the 2015 Annual Meeting were elected by the following votes:

Name	For	Withheld	Broker Non-Votes

Michael C. Burandt	41,626,027	692,461	2,828,526
Charles E. Hodges	41,642,552	675,936	2,828,526
Henry C. Newell	40,646,079	1,672,409	2,828,526

The nominee proposed by the Board of Directors as a Class II director for a one-year term expiring at the 2013 Annual Meeting was elected by the following votes:

Name	For	Withheld	Broker Non-Votes

G. Watts Humphrey, Jr.	40,610,767	1,707,721	2,828,526

Other continuing directors include:  (1) Class II directors Dennis J. Kuester and Londa J. Dewey, whose terms expire at the 2013 Annual Meeting; and (2) Class III directors Gary W. Freels and Thomas J. Howatt, whose terms expire at the 2014 Annual Meeting.

2.

A proposal entitled “Advisory Vote on Executive Compensation,” which allowed shareholders to approve or disapprove of our executive compensation programs and policies, was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
40,258,438	1,361,396	698,654	2,828,526

3.

A proposal for ratification of the audit committee’s selection of Deloitte & Touche LLP as our independent auditor for the 2012 fiscal year was approved by the following votes:

For	Against	Abstain	Broker Non-Votes
43,742,989	1,334,775	69,250	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  April 24, 2012

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Interim Chief Financial Officer